SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_

                                    ---------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                  31-0838515
                                                             (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                           43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
          ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   ----------
                             ALLEGHENY ENERGY, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



         MARYLAND                                               13-5531602
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

10435 DOWNSVILLE PIKE
HAGERSTOWN, MARYLAND                                            21740-1766
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                          SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING
              INFORMATION AS TO THE TRUSTEE:

              (A)    NAME AND ADDRESS OF EACH EXAMINING OR
              SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

              Comptroller of Currency, Washington, D.C.; Federal
              Deposit Insurance Corporation, Washington, D.C.;
              The Board of Governors of the Federal Reserve
              System, Washington D.C.

              (B)    WHETHER IT IS AUTHORIZED TO EXERCISE
              CORPORATE TRUST POWERS.

              The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
              IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
              AFFILIATION.

              No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART
              OF THIS STATEMENT OF ELIGIBILITY.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificate of authority of the trustee to commence business.*

              3. A copy of the authorization of the trustee to exercise corporate trust powers.*

              4.  A copy of the existing by-laws of the trustee.*

              5.  Not Applicable.

              6.  The consent of the trustee required by Section
                  321(b) of the Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              8.  Not Applicable.

              9.  Not Applicable.


       Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 31st day of January, 2002.


                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                  TRUSTEE

                  BY  /s/SANDRA L. CARUBA
                       SANDRA L. CARUBA
                       FIRST VICE PRESIDENT






*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                               January 30, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Allegheny Energy, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                                    BY: /s/SANDRA L. CARUBA
                                         SANDRA L. CARUBA
                                         FIRST VICE PRESIDENT

                                    EXHIBIT 7


BANK ONE TRUST COMPANY, N.A.                                           FFIEC 041
----------------------------------------                               RC-1
Legal Title of Bank                                                    ---------
                                                                          10
COLUMBUS                                                               ---------
----------------------------------------
City

OH                       43271
----------------------------------------
State                    Zip Code


FDIC Certificate Number - 21377

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                   Dollar Amounts in Thousands CO |Bil|Mil|Thou|

ASSETS

 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)___________________________________________________0081    297,128  1.a
    b. Interest-bearing balances(2)____________________________________________________________________________0071          0  1.b
 2. Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)______________________________________________1754          0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)____________________________________________1773        863  2.b
 3. Federal funds sold and securities purchased under agreements to resell_____________________________________1350  1,457,726  3
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale__________________________________________________________________________5369          0  4.a
    b. Loans and leases, net of unearned income_______________________________________________| B528 | 147,723                  4.b
    c. LESS: Allowance for loan and lease losses______________________________________________| 3123 |     194                  4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)_____________________________B529    147,529  4.d
 5. Trading assets (from Schedule RC-D)________________________________________________________________________3545          0  5
 6. Premises and fixed assets (including capitalized leases)___________________________________________________2145     17,587  6
 7. Other real estate owned (from Schedule RC-M)_______________________________________________________________2150          0  7
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)___________________2130          0  8
 9. Customers' liability to this bank on acceptances outstanding_______________________________________________2155          0  9
10. Intangible assets
    a. Goodwill________________________________________________________________________________________________3163          0  10.a
    b. Other intangible assets (from Schedule RC-M)____________________________________________________________0426      9,759  10.b
11. Other assets (from Schedule RC-F)__________________________________________________________________________2160    763,544  11
12. Total assets (sum of items 1 through 11)___________________________________________________________________2170  2,694,136  12

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

BANK ONE TRUST COMPANY, N.A.                                           FFIEC 041
----------------------------------------                               RC-2
Legal Title of Bank                                                    ---------
                                                                          11
                                                                       ---------
FDIC Certificate Number - 21377

SCHEDULE RC--Continued

                                                                                   Dollar Amounts in Thousands CO |Bil|Mil|Thou|
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)____________________________2200  2,450,819  13.a
       (1) Noninterest-bearing(1)________________________________________________________| 6631 | 1,403,420                  13.a.1
       (2) Interest-bearing______________________________________________________________| 6636 | 1,047,399                  13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase______________________________2800          0  14
15. Trading liabilities (from Schedule RC-D)________________________________________________________________3548          0  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M):_______________________________________________________________3190          0  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding________________________________________________2920          0  18
19. Subordinated notes and debentures(2)____________________________________________________________________3200          0  19
20. Other liabilities (from Schedule RC-G)_________________________________________________________________2930     82,625  20
21. Total liabilities (sum of items 13 through 20)__________________________________________________________2948  2,533,444  21
22. Minority interest in consolidated subsidiaries__________________________________________________________3000          0  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus___________________________________________________________3838          0  23
24. Common stock____________________________________________________________________________________________3230        800  24
25. Surplus (exclude all surplus related to preferred stock)________________________________________________3839     45,157  25
26. a. Retained earnings____________________________________________________________________________________3632    114,729  26.a
    b. Accumulated other comprehensive income(3)____________________________________________________________B530          6  26.b
27. Other equity capital components(4)______________________________________________________________________A130          0  27
28. Total equity capital(sum of items 23 through 27)________________________________________________________3210    160,692  28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)__________________3300  2,694,136  29

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external                 CO     Number
    auditors as of any date during 2000_____________________________________________________________________6724        N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.